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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 4, 2005

                              W. P. CAREY & CO. LLC
                            (Exact Name of Registrant
                            as Specified in Charter)

                                   DELAWARE
                 (State or Other Jurisdiction of Incorporation)

           001-13779                                      13-3912578
  (Commission File Number)                     (IRS Employer Identification No.)

    50 ROCKEFELLER PLAZA, NEW YORK, NY                     10020
 (Address of Principal Executive Offices)               (Zip Code)


        Registrant's telephone number, including area code: 212-492-1100

          (Former Name or Former Address, if Changed Since Last Report)

                                -----------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

         In a press release dated May 5, 2005 filed herewith as Exhibit 99.1,
W. P. Carey & Co. LLC (the "Company") announced its financial results for the quarter ended March 31, 2005. As discussed below, in the same press release, the Company reported that it had overstated by approximately $2 million the amount of deferred taxes for the year ended December 31, 2004, which in turn resulted in an understatement of net income by approximately $2 million in that year.

         On May 5, 2005, the Company conducted an earnings conference call. A transcript of that call is attached as Exhibit 99.2.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

         In the course of determining the Company's deferred tax provision for the first quarter of 2005 in connection with preparing the Company's financial statements for that quarter, the Company discovered that, as a result of a clerical error that was not detected during the year-end review process, the amount of deferred taxes of a subsidiary of the Company engaged in the development of a single property had been incorrectly entered in a calculation of the Company's consolidated estimated deferred taxes for the quarter and the year ended December 31, 2004. The error resulted in an overstatement of deferred taxes payable as of and for the quarter and the year ended December 31, 2004 in the amount of approximately $2.0 million, which in turn resulted in an understatement of net income in those periods.

         The Audit Committee of the Company has determined on May 4, 2005, that, in light of these errors, the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "2004 Annual Report") should no longer be relied upon and will be restated.

         Additionally, the Company's management has today concluded that Management's Report on Internal Control Over Financial Reporting included in the Company's 2004 Annual Report should no longer be relied upon. Management has determined that the Company had a material weakness in internal control over financial reporting as of December 31, 2004 relating to the lack of effective controls over the calculation and review of the Company's estimated deferred taxes. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The existence of a material weakness as of December 31, 2004 precludes management from concluding that the Company's internal controls over financial reporting were effective as of year end. As a result, management intends to restate its Report on Internal Control Over Financial Reporting to reflect the existence of such material weakness. Management also expects that PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, will withdraw its previously issued opinion on the Company's internal control over financial reporting and will issue an adverse opinion on internal control over financial reporting.

         The Company's management and Audit Committee have discussed with PricewaterhouseCoopers LLP the decision to restate the Company's financial statements and restate management's report on internal control over financial reporting.

         The Company intends to file a Form 10-K/A for the year ended December 31, 2004 to address the matters discussed above. The Company will also file a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission to extend the deadline for filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 up to five calendar days in order to include historical financial information reflecting the restatement discussed above. The Company expects to file this Form 10-Q on or before May 16, 2005.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         (a) Not applicable.
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         (b) On May 5, 2005, the Company announced the resignation of John Park as the Chief Financial Officer of the Company in connection with an ongoing investigation by the Securities and Exchange Commission of payments to broker-dealers that is described in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. Mr. Park will remain an employee of the Company as Managing Director - Strategic Planning.

         (c) (1) Claude Fernandez, the Company's Principal Accounting Officer, will assume the position of acting Chief Financial Officer and Michael D. Roberts, an Executive Director and Controller of the Company, will assume the position of acting Principal Accounting Officer, effective immediately. The Company has commenced a search for a new Chief Financial Officer.

         (c) (2) Claude Fernandez, age 52, joined the Company as Assistant Controller in March 1983, was elected Controller in July 1983, Vice President in April 1986, and was until now a Managing Director and the Principal Accounting Officer of the Company.

         Michael D. Roberts, age 53, joined the Company as Second Vice President and Assistant Controller in April 1989, was named Vice President and Controller in October in 1989, First Vice President in 1997, and was until now an Executive Director of the Company.

         (c)(3) Claude Fernandez serves pursuant to an employment agreement entered into with W. P. Carey & Co., Inc. on April 7, 1997, which has been assumed by the Company, and which agreement contemplates services to be rendered for the Company and its subsidiaries. Mr. Fernandez' employment term under this agreement was initially through December 31, 2000, but automatically renews each year for an additional one-year period unless affirmatively terminated with 90-days' advance notice by him or by the Company. The agreement provides for Mr. Fernandez to receive base salary (at least at the rate in effect in 1997, but which may be increased) and incentive compensation to be set by the Company. The agreement provides for participation in benefit programs, for reimbursement of reasonable business expenses, and for indemnification from claims arising out of the executive's performance of services for the Company and its subsidiaries.

         Mr. Fernandez' agreement provides that upon termination of employment on account of death, disability (as defined in the agreement), or for cause, payment is to be made of unpaid salary and other compensation (including disposition fees) already earned, along with payment of vested employee benefits. In the event of involuntary termination without cause (other than a termination due to disability or death), termination by the executive with good reason, and voluntary termination of employment by the executive within one year after a change of control, the agreement also provides for severance benefits to be paid on a monthly basis until the earlier of the first anniversary of the executive's termination of employment or the violation of any of the agreement's non-compete, confidentiality, or nonsolicitation requirements. Each monthly severance payment will equal the sum of the executive's monthly base salary as in effect immediately before his termination of employment, and an amount equal to 1/12 of any commission, disposition fees, and other incentive payments (including bonuses) paid to the executive during the 12 month period ending at the end of the month preceding the termination of employment. The amount of any severance payments, however, will be reduced by 75% of any amounts paid to the executive for services, whether as an employee, consultant or otherwise, during the period that severance benefits are payable. The agreement also currently states that, rather than paying severance monthly, the employer can pay a lump sum equal to a discounted present value of the severance payments to be paid.

         For purposes of the agreement, prior to a change in control, the executive may only be treated as having terminated employment for good reason if the Company has materially breached its obligations under the agreement. After a change in control, the executive will generally be treated as having terminated employment for good reason if the executive terminates employment within 90 days following any of the following (if they occur without his consent and are not timely cured): a material adverse change in his duties and responsibilities, a reduction in his base salary (other than a proportionate adjustment applicable generally to similarly situated executives), or the relocation of his principal place of business to a location more than 35 miles outside of Manhattan, New York. Under the agreement, a change in control will generally occur if a majority of the members of the Board of the Company is not made up of individuals nominated by the Board or by members of the family of
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Wm. Polk Carey or by the board of certain related entities. After a change in control, the list of activities that can result in an involuntary termination being treated as being a termination for cause is limited. The agreement includes provisions barring certain competitive activities for up to 18 months following termination of employment, and barring solicitation of certain Company employees for two years following termination of employment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

Exhibit No.     Description
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
99.1            Press Release of W. P. Carey & Co. LLC dated May 5, 2005.

99.2            Transcript of May 5, 2005 earnings call

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        W. P. CAREY & CO. LLC

Date:  May 10, 2005                     By:  /s/ Gordon F. DuGan
       -------------------------             ----------------------------------
                                             Name:  Gordon F. DuGan
                                             Title: President and Chief
                                                       Executive Officer
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                                  EXHIBIT INDEX

Exhibit No.     Description
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
99.1            Press Release of  W. P. Carey & Co. LLC dated May 5, 2005.
99.2            Transcript of May 5, 2005 earnings call